Exhibit 99.1

Execution Version

Published CUSIP Numbers: 74150EAA0 and 74150EAB8
CREDIT AGREEMENT
Dated as of
June 19, 2015
among
THE PRICELINE GROUP INC.
The Dutch Borrower From Time to Time Party Hereto
The Lenders Party Hereto

BANK OF AMERICA, N.A.
as Administrative Agent

JPMORGAN CHASE BANK, N.A.
as Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A.,
DEUTSCHE BANK SECURITIES INC.,
U.S. BANK NATIONAL ASSOCIATION
and WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners and Joint Lead Arrangers

BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A.,
DEUTSCHE BANK SECURITIES INC.,
U.S. BANK NATIONAL ASSOCIATION,
and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

(continued)

(continued)

(continued)

SCHEDULES:

Schedule 2.01 – Commitments
Schedule 2.06 – Existing Letters of Credit
Schedule 3.01 – Subsidiaries
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 9.02 – Administrative Agent’s Office; Certain Addressed for Notices

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B-1 – Form of Opinion of Loan Parties’ Special U.S. Counsel
Exhibit B-2 – Form of Opinion of Company’s General Counsel
Exhibit C – Form of Increasing Lender Supplement
Exhibit D – Form of Augmenting Lender Supplement
Exhibit E – List of Closing Documents
Exhibit F-1 – Form of Borrowing Request
Exhibit F-2 – Form of Swingline Request
Exhibit G-1 – Form of Borrowing Subsidiary Agreement
Exhibit G-2 –Form of Borrowing Subsidiary Termination
Exhibit H – Form Maturity Date Extension Request
Exhibit I – Form of Subsidiary Guaranty
Exhibit J-1 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit J-2 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit J-3 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
Exhibit J-4 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit K – Form of Note

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 19, 2015 among THE PRICELINE GROUP, INC., a Delaware corporation (the “Company”), BOOKING.COM B.V., a private limited liability company incorporated under the laws of the Netherlands, with its statutory seat at Amsterdam, the Netherlands (the “Dutch Subsidiary”) to the extent it becomes a party hereto pursuant to Section 2.24, the LENDERS from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent, with JPMorgan Chase Bank, N.A., as Syndication Agent and each of MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., CITIBANK, N.A., DEUTSCHE BANK SECURITIES, INC., U.S. BANK NATIONAL ASSOCIATION, and WELLS FARGO SECURITIES, LLC, as Joint Bookrunners and Joint Lead Arrangers and each of BNP PARIBAS SECURITIES CORP., CITIBANK, N.A., DEUTSCHE BANK SECURITIES, INC., U.S. BANK NATIONAL ASSOCIATION, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents.
The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Base Rate.
“Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes (a) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (b) all or substantially all of the common stock or other Equity Interests of a Person.
“Administrative Agent” means Bank of America, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company, Issuing Banks and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, as of any determination, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified as of such determination.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $2,000,000,000.
“Agreement” means this Credit Agreement.
“Alternative Currency” means (i) Euro, (ii) Pounds Sterling and (iii) any other currency (other than Dollars) that is approved in accordance with Section 1.07.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Issuing Banks, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitment represented by such Lender’s Commitment subject to adjustment as provided in Section 2.23. If the commitment of each Lender to make Loans and the obligation of the Issuing Banks to make LC Credit Extensions have been terminated or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and, subject to Section 2.23, to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Revolving Loan, ABR Revolving Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, “Eurocurrency Spread” or “ABR Spread”, as the case may be, based upon the Category applicable on such date:

Pricing Category	Commitment Fee Rate	Eurocurrency Spread	ABR Spread
Category I:	0.085%	0.875%	0%
Category II:	0.10%	1.00%	0%
Category III:	0.125%	1.125%	0.125%
Category IV:	0.150%	1.25%	0.25%
Category V:	0.175%	1.375%	0.375%
Category VI:	0.20%	1.50%	0.50%

For purposes of the foregoing,
(a)    (i) Category I and Ratings Level A are equivalent and correspond to each other, and they are the highest levels for purposes of the Applicable Rate, (ii) Category II, Ratings Level B and Leverage Level 2 are equivalent and correspond to each other, and they are the second highest levels for purposes of the Applicable Rate, (iii) Category III, Ratings Level C and Leverage Level 3 are equivalent and correspond to each other, and they are the third highest levels for purposes of the Applicable Rate, (iv) Category IV, Ratings Level D and Leverage Level 4 are equivalent and correspond to each other, and they are the fourth highest levels for purposes of the Applicable Rate, (v) Category V, Ratings Level E and Leverage Level 5 are equivalent and correspond to each other, and they are the fifth highest levels for purposes of the Applicable Rate and (vi) Category VI, Ratings Level F and Leverage Level 6 are equivalent and correspond to each other, and they are the lowest levels for purposes of the Applicable Rate;
(b)    at any time of determination, the Category shall be determined by reference to the higher of the Leverage Level and the Ratings Level then in effect; provided that, solely to the extent the Ratings Level is two or more levels below the Leverage Level, the Pricing Level shall be a single level above the Ratings Level;
(c)    if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category VI shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after such Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(d)    except as provided below, adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change);
(e)    notwithstanding the foregoing, Category III shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first fiscal quarter ending after the Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs;
(f)    at any time of determination, the “Leverage Level” shall be based upon Leverage Ratio applicable at such time:

Leverage Level	Leverage Ratio
Level 2	< 0.50 to 1.00
Level 3	> 0.50 to 1.00 but < 1.50 to 1.00
Level 4	> 1.50 to 1.00 but < 2.50 to 1.00
Level 5	> 2.50 to 1.00 but < 3.00 to 1.00
Level 6	> 3.00 to 1.00

(g)    at any time of determination, the “Ratings Level” shall be based upon the long-term debt ratings by Moody’s and S&P, respectively, applicable at such time to the Index Debt:

Ratings Level	Index Debt Ratings (Moody’s/S&P)
Level A	A2/A or higher
Level B	A3/A-
Level C	Baa1/BBB+
Level D	Baa2/BBB
Level E	Baa3/BBB-
Level F	Ba1/BB+ or lower

For purposes of the foregoing, (i) (A) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Ratings Level will be determined based on the rating provided by the other rating agency and (B) if both Moody’s and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Ratings Level in Level E; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Ratings Levels, the Ratings Level shall be based on the higher of the two ratings (provided that if there is more than one level of difference between the two ratings, then the Ratings Level shall be based on a rating one level lower than the higher of the two ratings); and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to this Agreement or otherwise. Each change in the Ratings Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the definition of Ratings Level in accordance with Section 9.02 hereof to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Ratings Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Availability Period” means the period from and including the Effective Date to but excluding the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments in accordance with the terms of Section 2.09 of this Agreement, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the Issuing Banks to make LC Credit Extensions pursuant to Article VII.
“Available Commitment” means, at any time, the Commitment then in effect minus the Revolving Credit Exposure of all Lenders at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Borrower” means the Company or the Dutch Borrower and “Borrowers” means, collectively, the Company and the Dutch Borrower.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request for a Borrowing, pursuant to Section 2.03 or 2.05, which shall be substantially in the form of Exhibit F-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower and in accordance with Section 2.03.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit G-1.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit G-2.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.04 (without giving effect to any exceptions described in clauses (i) through (iv) of such Section 6.04).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollars or the relevant Alternative Currency in the London interbank market or the principal financial center of the country in which payment or purchase of Dollars or such Alternative Currency can be made (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) during any period of 12 consecutive months, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (d) to the extent the Dutch Subsidiary becomes a Borrower hereunder, the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of the Dutch Borrower.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for

International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Co-Documentation Agents” means BNP Paribas Securities Corp., Citibank, N.A., Deutsche Bank Securities, Inc., U.S. Bank National Association and Wells Fargo Bank, National Association in their capacity as co-documentation agents for the credit facility evidenced by this Agreement.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Company” has the meaning set forth in the introductory paragraph hereto.
“Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent, Issuing Banks and the Lenders in Article X hereto.
“Consenting Lender” has the meaning assigned to such term in Section 2.25.
“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) interest expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary charges, expenses and losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to stock-based compensation, (vii) other non-cash charges and expenses, including, without limitation, any non-cash expense relating to the vesting of warrants, (viii) cost savings consistent with the standards set forth in Rule 11-02(b)(6) of Regulation S-X and (ix) any losses for such period attributable to the early extinguishment of Indebtedness, minus, to the extent included in Consolidated Net Income, (1) interest income (net of fees and expenses associated for managed investment accounts, closed-end funds, mutual funds and exchange traded funds), (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clause (vii) above subsequent to the fiscal quarter in which the relevant non-cash, charge expense or losses were incurred, (4) extraordinary gains realized other than in the ordinary course of business, (5) any gains for such period attributable to the early extinguishment of Indebtedness and (6) gains and losses on conversions of convertible debt recorded pursuant to Accounting Standards Codification 470-20, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any Acquisition with respect to which the Company is required to present pro forma financial statements in accordance with Regulation S-X; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property with respect to which the Company is required to present pro forma financial statements in accordance with Regulation S-X.
“Consolidated Interest Expense” means, with reference to any period, the cash interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). Notwithstanding anything to the contrary contained herein, “Consolidated Interest Expense” shall not include the impact of non-cash amortization of debt discount resulting from the accounting requirements under Accounting Standards Condition 470‑20.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means at any time (a) the sum, without duplication, of (i) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (ii) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to bankers acceptances and (iii) Indebtedness of the type referred to in clauses (i) or (ii) hereof of another Person (other than the Company or any of its Subsidiaries) guaranteed by the Company or any of its Subsidiaries minus (b) the aggregate Indebtedness of the Company and its Subsidiaries which has been defeased in accordance with applicable agreements, laws, rules and regulations and/or accounting standards.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Country Risk Event” means:
(i)    any law, action or failure to act by any Governmental Authority in the Company’s or Letter of Credit beneficiary’s country which has the effect of:
(a)    changing the obligations under the relevant Letter of Credit, this Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to the Issuing Banks, the Lenders or the Administrative Agent,

(b)    changing the ownership or control by the Company or Letter of Credit beneficiary of its business, or
(c)    preventing or restricting the conversion into or transfer of the applicable Alternative Currency;
(ii)    force majeure; or
(iii)    any similar event
which, in relation to (i), (ii) and (iii), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Alternative Currency into an account designated by the Administrative Agent or the Issuing Banks and freely available to the Administrative Agent or the Issuing Banks.
“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an LC Credit Extension.
“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” has the meaning assigned to such term in Section 2.25.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding a Loan (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Designated Jurisdiction” means any country, region or territory that is the subject of any Sanction.
“Disclosed Matters” shall mean matters disclosed in public filings as of the Closing Date with the Securities and Exchange Commission made by the Borrower or any of its Subsidiaries.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Foreign Holdco Subsidiary” means a Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests of (and/or receivables or other amounts due from) one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, so long as such Domestic Subsidiary (i) does not conduct any business or activities other than the ownership of such Equity Interests and/or receivables and (ii) does not incur, and is not otherwise liable for, any Indebtedness (other than intercompany indebtedness permitted pursuant to Section 6.01(b)).
“Domestic Subsidiary” means a Subsidiary (other than a Subsidiary owned, directly or indirectly, by a controlled foreign corporation within the meaning of Section 957 of the Code) organized under the laws of a jurisdiction located in the United States of America.
“Dutch Borrower” means the Dutch Subsidiary to the extent it has become a Borrower pursuant to Section 2.24 and for so long as such Subsidiary has not ceased to be a Borrower pursuant to Section 2.24.
“Dutch Subsidiary” has the meaning set forth in the introductory paragraph hereto.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04 (subject to such consents, if any, as may be required under Section 9.04).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure by the Company or any ERISA Affiliate to meet the minimum funding requirements of Sections 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan contributed to by the Company or an ERISA Affiliate is insolvent, within the meaning of Title IV of ERISA.
“EU” means the European Union.
“Euro” and/or “EUR” means the single currency of the participating member states of the EU.

“Eurocurrency”, when used in reference to a currency means an Alternative Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Eurocurrency Rate.
“Eurocurrency Rate” means with respect to any Credit Extension denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement..
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” for a currency means the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made (which, in the case of the Administrative Agent, shall be the exchange rate reported by Bloomberg (or other commercially available source that is customarily used for such purpose designated by the Administrative Agent)); provided that the applicable Issuing Bank may obtain such spot rate from another financial institution designated by the applicable Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Banks may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on (or measured by) its net income and branch profits Taxes in each case, (i) imposed by any jurisdiction as a result of such Lender, Administrative Agent, Issuing Bank or other Recipient, as the case may be, being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the applicable Borrower is located or the Administrative Agent, any Lender, the Issuing Bank or any other Recipient, as the case may be, has a present or former connection, (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any U.S. withholding Tax that is imposed on amounts payable to such Non-U.S. Lender resulting from any law in effect on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.17(e), in each case, except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding Tax pursuant to Section 2.17, (c) any withholding Tax that is imposed on amounts payable to a Lender by the Dutch Borrower resulting from any law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.17(e) and (d) all U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement dated October 28, 2011, as amended by Amendment No. 1, dated as of December 5, 2012, among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.
“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).
“Existing Maturity Date” has the meaning assigned to such term in Section 2.25.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement with respect thereto between the United States and another jurisdiction, including any Laws implementing such agreements.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means:
(a)    the fee letter, dated May 26, 2015, among the Company, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated;
(b)    the fee letter, dated May 26, 2015, among the Company, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC;
(c)    the fee letter, dated May 26, 2015, among the Company, BNP Paribas and BNP Paribas Securities Corp.;
(d)    the fee letter, dated May 26, 2015, between the Company and Citigroup Global Markets Inc.;
(e)    the fee letter, dated May 26, 2015, among the Company, Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc.;
(f)    the fee letter, dated May 26, 2015, between the Company and U.S. Bank National Association; and
(g)    the fee letter, dated May 26, 2015, among the Company, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“Foreign Currencies” means Alternative Currencies.
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Equivalent of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.
“Foreign Currency Sublimit” means the Dollar Equivalent of $2,000,000,000 or a greater amount representing a proportionate increase in the Foreign Currency Sublimit as a result of a concurrent increase in the Commitments pursuant to Section 2.20 and as is reasonably calculated by the Administrative Agent with notice to the Company and the Lenders.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Applicable Percentage of the outstanding amount of all outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other non-Defaulting Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other non-Defaulting Lenders in accordance with the terms hereof.
“FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht), as amended from time to time.
“Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Loans” has the meaning assigned to such term in Section 2.14.
“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i)  all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (j) all obligations of such Person under any Swap Agreement or under any similar type of agreement; provided that earn-outs and other contingent or performance based payments in connection with Acquisitions and obligations to purchase non-controlling interests in connection with Acquisitions and similar obligations shall not be considered Indebtedness for any purposes under this Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (i) Taxes, that are imposed on or with respect to any payment made by or on account of any obligation of any Borrower hereunder, other than Excluded Taxes and (ii) Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not Guaranteed by any other Person or entity or subject to any other credit enhancement.
“Information Memorandum” means the Confidential Information Memorandum dated June 2015 relating to the Company and the Transactions.
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means as to each Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is disbursed or converted to or continued as a Eurocurrency Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Borrowing Request, or such other period that is twelve months or less requested by the Company and consented to by all the Lenders (subject to availability); provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit application, and any other document, agreement and instrument entered into by the Issuing Bank and either Borrower or in favor of the Issuing Bank and relating to such Letter of Credit.
“Issuing Banks” means Bank of America, JPMorgan Chase Bank, N.A., BNP Paribas, Citibank, N.A., Deutsche Bank AG New York Branch, U.S. Bank National Association, Wells Fargo Bank, National Association, each in their capacity as the issuers of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.06(j). The Issuing Banks may, in their discretion, arrange for one or more Letters of Credit to be issued by their respective Affiliates, in which case the term “Issuing Banks” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).
“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“LC Disbursement” means a payment made by the Issuing Banks pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Equivalent of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Equivalent of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.06(m). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lease Accounting GAAP Change” has the meaning assigned to such term in Section 1.04.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Leverage Ratio” has the meaning assigned to such term in Section 6.05(a).
“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro; Sterling; Yen; and Swiss Franc; in each case as long as there is a published LIBOR rate with respect thereto.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” means this Agreement, any Note issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications and, after the execution and delivery thereof, the Subsidiary Guaranty, the Borrowing Subsidiary Agreement and the Borrowing Subsidiary Termination and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).
“Mandatory Cost” is described in Schedule 2.02.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Banks and the Lenders thereunder.
“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of the Company’s Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of the Company’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of the EBITDA or consolidated total assets of all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds fifteen percent (15%) of the Company’s Consolidated EBITDA for any such period or fifteen percent (15%) of the Company’s Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries.
“Material Indebtedness” means funded Indebtedness (other than the Loans and Letters of Credit or Intercompany Indebtedness), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount

(giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means the later of (a) June 19, 2020 and (b) if maturity is extended pursuant to Section 2.25, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.
“Maturity Date Extension Request” means a request by the Company, in the form of Exhibit H hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.25.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Money Credit Event” means with respect to the Issuing Banks, any increase (directly or indirectly) in the Issuing Banks’ exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to the Company or any Governmental Authority in the Company’s or any applicable Letter of Credit beneficiary’s country occurring by reason of (i) any law, action or requirement of any Governmental Authority in the Company’s or such Letter of Credit beneficiary’s country, or (ii) any request in respect of external indebtedness of borrowers in the Company’s or such Letter of Credit beneficiary’s country applicable to banks generally which conduct business with such borrowers, or (iii) any agreement in relation to clause (i) or (ii), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.
“Non-U.S. Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Note” means a promissory note made by a Borrower in favor of a Lender and its registered assigns evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit K.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Issuing Banks or any indemnified party arising under the Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to a Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary Taxes, recording, filing or any other similar Taxes arising from any payment made hereunder or from the execution,

delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.19(b)).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning set forth in Section 9.04.
“Participant Register” has the meaning set forth in Section 9.04.
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, assessments and governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law in respect of property or assets, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;
(c)    liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and consistent with past practices (exclusive of obligations in respect of the payment for borrowed money);
(e)    judgment liens or awards in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f)    easements, zoning restrictions, encroachments, rights-of-way and similar charges or encumbrances, and minor title deficiencies on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 5.01.
“Pounds Sterling” and “£” means the lawful currency of the United Kingdom.
“Pro Forma Basis” means on a basis in accordance with GAAP and Regulation S-X.
“Public Lender” has the meaning set forth in Section 5.01.
“Recipient” means the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning set forth in Section 9.04.
“Regulation S-X” means Regulation S-X promulgated pursuant to the Securities Act (as such regulation is in effect on the Effective Date).
“Related Parties” means, with respect to any specified Person, such Person’s subsidiaries, directors, officers, employees, agents or controlling person of such Person.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another non-Defaulting Lender shall be deemed to be held by the Lender that is the Swingline Lender or Issuing Banks, as the case may be, in making such determination.
“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, general counsel, any executive vice president, treasurer, assistant treasurer or controller of a Loan Party, (b) solely for purposes of the delivery of incumbency certificates pursuant to Article IV or notices pursuant to Article II, the secretary or any assistant secretary of a Loan Party, and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan

Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Borrowing denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency pursuant to Section 2.04 and (iii) with respect to all outstanding Credit Events, on and as of the last Business Day of each calendar quarter; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof and (iii) each date of any payment by the Issuing Banks under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Effective Date, (v) with respect to all outstanding Credit Events, on and as of the last Business Day of each calendar quarter.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor thereto.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any comprehensive economic sanction, embargo, or trade restrictive measure administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council and the European Union or Her Majesty’s Treasury (“HMT”).
“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, as of any determination, any subsidiary of the Company as of such determination.
“Subsidiary Guarantor” means each Material Domestic Subsidiary that becomes a party to the Subsidiary Guaranty (including pursuant to a joinder or supplement thereto). The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto. Notwithstanding the foregoing, no Domestic Foreign Holdco Subsidiary shall be required to be a Subsidiary Guarantor.
“Subsidiary Guaranty” means that certain Guaranty in the form of Exhibit I (including any and all supplements thereto) and executed by each Subsidiary Guarantor as amended, restated, supplemented or otherwise modified from time to time.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means Bank of America, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Swingline Request” means a request of a Swingline Loan pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit F-2 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower and in accordance with Section 2.05.
“Syndication Agent” means J.P. Morgan Bank N.A., in its capacity as syndication agent for the credit facility evidenced by this Agreement.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other Credit Extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.06(f).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding the foregoing, for purposes of this Agreement (other than Section 5.01) GAAP shall be determined without giving effect to any change thereto occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease or similar agreement as a capital lease where such lease or similar agreement was not required to be so treated under GAAP as in effect on the date hereof (any such change being referred to herein as a “Lease Accounting GAAP Change”); provided, further, that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of financial covenants, amounts and ratios referred to herein shall be calculated (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
SECTION 1.05.    [Reserved].
SECTION 1.06.    Currency Equivalents Generally. For the purposes of determining compliance with Sections 6.01 and 6.02 with respect to any amount of Indebtedness or investment in Euro, Pounds Sterling, Japanese Yen and any other hard currency (other than Dollars) which is freely traded and convertible into Dollars in the London interbank market and for which the Dollar Equivalent thereof can be readily calculated, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or investment is incurred.
SECTION 1.07.    Additional Alternative Currencies.
(a)    The Company may from time to time request that Eurocurrency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Banks.
(b)    Any request for an Alternative Currency pursuant to clause (a) above shall be made to the Administrative Agent not later than 11:00 a.m., 4 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Banks, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Banks thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Loans) or the Issuing Banks (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., 2 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender or the Issuing Banks, as the case may be, to respond to such request for an Alternative Currency within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Issuing Banks, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Loans; and if the Administrative Agent and the Issuing Banks consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
SECTION 1.08.    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
SECTION 1.09.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
SECTION 1.10.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar

Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II
The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate principal amount that will not result in (a) subject to Sections 2.04 and 2.11(b), the Dollar Equivalent of such Lender’s Revolving Credit Exposure exceeding the Dollar Equivalent of such Lender’s Commitment, (b) subject to Sections 2.04 and 2.11(b), the sum of the total Dollar Equivalent of the Revolving Credit Exposures exceeding the Aggregate Commitment or (c) subject to Sections 2.04 and 2.11(b), the Dollar Equivalent of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow under this Section 2.01, prepay under Section 2.11, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurocurrency Loans, as further provided herein.
SECTION 2.02.    Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several as set forth in Section 2.27. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(b)    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Subject to the provisions of Section 2.19(a), each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency 5,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve (12) Eurocurrency Revolving Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(e)    The initial borrowing from any Lender to the Dutch Borrower shall be at least €50,000 (or its equivalent in another currency) or any other amount that will from time to time be applicable under Section 3(2) under a and/or b of the Dutch Decree on Definitions Wft (Besluit definitiebepalingen Wft), or, if it is less, that Lender shall confirm in writing to the Dutch Borrower that it is a professional market party within the meaning of the FSA.
SECTION 2.03.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request (a) (i) by telephone in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) and (ii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) not later than four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic imaging means (e.g. “pdf” or “tif”) to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)        the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing, the currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)        the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Determination of Dollar Equivalents.

(a)    The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Exchange Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and outstanding amount of all outstanding LC Obligations denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Dollar Equivalent (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
(c)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” to the extent derived from the rates published on the applicable Bloomberg screen page or with respect to any successor rate thereto.
SECTION 2.05.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, agrees to make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the Dollar Equivalent of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Company shall irrevocably notify the Swingline Lender and the Administrative Agent, which notice may be given by (A) telephone or (B) by a Swingline Request; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Request. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 noon, New York City time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swingline Lender of any telephonic Swingline Request, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Request and, if not, the Swingline Lender will notify the Administrative Agent of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Request, make the amount of its Swingline Loan available to the Company at its office by crediting the account of the Company on the books of the Swingline Lender in Same Day Funds.
(c)
(i)    The Swingline Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Company with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply any cash collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)    If for any reason any Swingline Loan cannot be refinanced by such a Base Rate Loan in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Commitment included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or

(C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swingline Loans, together with interest as provided herein.
(d)
(i)    At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.
(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    The Swingline Lender shall be responsible for invoicing the Company for interest on the Swingline Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.
(f)    The Company shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
SECTION 2.06.    Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.06, that the Company may request the issuance of Letters of Credit denominated in Dollars or Alternative Currencies for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. Notwithstanding the foregoing, the letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control; provided, however, if an Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction such Issuing Bank deems, in its reasonable judgment, may at any time subject it to a New Money Credit Event or a Country Risk Event, the Company shall, at the request of the Issuing Bank, guaranty and indemnify the Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case in a form and substance reasonably satisfactory to the Issuing Bank.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver, facsimile (or transmit by other electronic communication (e.g. “pdf” or “tif”), if arrangements for doing so have been approved by the Issuing Banks) to the applicable Issuing Bank and the Administrative Agent (no later than 11:00 a.m. at least two Business Days prior to the proposed issuance date (or such later date and time as the Administrative Agent and the applicable Issuing Bank may agree in a particular instance in their sole discretion)) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and (A) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), (B) the amount and currency thereof; (C) the expiry date thereof (which shall comply with paragraph (c) of this Section); (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit, and (H) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Equivalent of the LC Exposure shall not exceed $70,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Equivalent of the total Revolving Credit Exposures shall not exceed the Aggregate Commitment, (iii) subject to Sections 2.04 and 2.11(b), the Dollar Equivalent of the sum of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit and (iv) subject to Sections 2.04 and 2.11(b), following the effectiveness of any Maturity Date Extension Request, the Dollar Equivalent of the LC Exposure in respect of all Letters of Credit having an expiration date after the second Business Day prior to the Existing Maturity Date shall not exceed the Aggregate Commitment of the Consenting Lenders extended pursuant to Section 2.25.
(c)Conditions. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular;
(ii)    the issuance of the Letter of Credit would violate one or more published policies of the Issuing Bank applicable to all letters of credit generally and consistently applied to all borrowers of the Issuing Bank;
(iii)    the Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;
(iv)    any Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Company or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.23(c)(i)) with respect to the

Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion;
(v)    such Letter of Credit is not a standby letter of credit; or
(vi)    issuing such Letter of Credit would cause such Issuing Bank to have issued Letters of Credit in the aggregate face amount in excess of $10,000,000.
(d)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date. For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.25, “Maturity Date” as referenced in clause (ii) above shall refer to the Maturity Date as extended pursuant to Section 2.25; provided that, notwithstanding anything in this Agreement (including Section 2.25 hereof) or any other Loan Document to the contrary, the Maturity Date, as such term is used in reference to the Issuing Banks or any Letter of Credit issued thereby, may not be extended without the prior written consent of the applicable Issuing Bank.
(e)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Equivalent available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)Reimbursement. If the Issuing Banks shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Equivalent equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if an Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Alternative Currency which was paid by such Issuing Banks pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives notice of such LC Disbursement; provided that, if such LC Disbursement is not less than the Dollar Equivalent of $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Equivalent of such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due (the “Unreimbursed Amount”), the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company (including accrued and unpaid interest thereon as set forth in Section 2.06(i)), in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Banks for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Banks or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Banks or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.
(g)Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Administrative Agent, the Lenders, the Joint Lead Arrangers nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)Disbursement Procedures and Monitoring. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by facsimile or other electronic means (e.g. “pdf” or “tif”)) of:
(i)    such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder;
(ii)    the date such Letter of Credit is issued;
(iii)    the date such Letter of Credit is amended, canceled or converted under Section 2.06(l); and
(iv)    the amount of Letters of Credit currently outstanding, such amount calculated in accordance with Section 2.06(m), on the last day of each month where there are any outstanding Letters of Credit issued by such Issuing Bank;
provided that any failure to give or delay in giving any such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(i)Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Alternative Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.
(j)Replacement of Issuing Banks. The Issuing Banks may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 102% of the Dollar Equivalent of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in the LC Collateral Account and all amounts deposited therein. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.
(l)Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has deposited cash collateral pursuant to paragraph (k) above, if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to an Issuing Bank pursuant to paragraph (h) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, in the case of each of clauses (i), (ii) and (iii) above, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Administrative Agent’s currency exchange rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(m)Letters of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
SECTION 2.07.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars to the Company, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) in the case of Loans denominated in Dollars to the Dutch Borrower, by 12:00 Noon, Local Time in the city designated by the Administrative Agent for such purposes, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (iii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Office for such currency and at the Administrative Agent’s Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Company maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request, in the case of Loans denominated in Dollars to the Company and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency or to the Dutch Borrower; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08.    Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic means (e.g. “pdf” or “tif”) to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender and Issuing Bank (if applicable) of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Alternative Currency with an Interest Period of one month unless

(x) such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11 or (y) the applicable Borrower shall have given the Administrative Agent an Interest Election Request requesting that, at the end of such Interest Period, such Eurocurrency Borrowing continue as a Eurocurrency Borrowing for the same or another Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving Borrowing in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.
SECTION 2.09.    Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Equivalent of the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment.
(c)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section not later than 11:00 a.m. three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.10.    Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three (3) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Alternative Currency and Type thereof and the Interest

Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender, any Issuing Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it to any Borrower be evidenced by a Note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Note in such form payable to the payee and its registered assigns.
SECTION 2.11.    Prepayment of Loans.
(a)    Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile or other electronic means (e.g. “pdf” or “tif”)) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(b)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Equivalent of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (B) the sum of the aggregate principal Dollar Equivalent of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Revaluation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Equivalent of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Commitment, (B) the Foreign Currency Exposure, as of the most recent Revaluation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit or (C) the sum of the aggregate principal Dollar Equivalent of all of the LC Exposures (so calculated) exceeds 105% of $70,000,000, the Borrowers shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(k), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Equivalent of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.
SECTION 2.12.    Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the average daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Equivalent of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Banks a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Equivalent of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)    All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.    Inability to Determinate Rates. If in connection with any request for a Eurocurrency Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist. Upon receipt of the notice of such circumstances, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
SECTION 2.15.    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurocurrency Rate) or the Issuing Banks;
(ii)    impose on any Lender or the Issuing Banks or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject the Administrative Agent, any Lender, the Issuing Banks or any other recipient of any payments to be made by or on account of any obligation of any Borrower hereunder to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Person of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Alternative Currency into a Borrowing denominated in any other Alternative Currency) or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Alternative Currency into a Borrowing denominated in any other Alternative Currency) or to reduce the amount of any sum received or receivable by such Person hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Alternative Currency into a Borrowing denominated in any other Alternative Currency), then the applicable Borrower will pay to such Person, upon receipt of a written request therefor, such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered as reasonably determined by such Person (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and amounts charged by such Person to such Borrower shall be consistent with amounts charged to similarly situated customers (as reasonably determined by such Person) of the applicable Person under agreements having provisions similar to this Section 2.15).
(b)    If any Lender or the Issuing Banks determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Banks, to a level below that which such Lender or the Issuing Banks or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Banks, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Banks or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Banks or other applicable Person setting forth the amount or amounts necessary to compensate such Lender or the Issuing Banks or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (and setting forth in reasonable detail the manner in which such amount or amounts have been determined) shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the Dutch Borrower to pay, such Lender or the Issuing Banks, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Banks to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Banks pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Banks, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but excluding loss of anticipated profits) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.    Taxes.
(a)    Any and all payments by or on account of any obligation of any Borrower or any Subsidiary Guarantor, as applicable, under any Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes. If any applicable laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below; provided that if any deduction or withholding is made on account of any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.17(a)) the Administrative Agent, Lender, Issuing Bank or any other Recipient (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the applicable Borrower or Subsidiary Guarantor shall pay any Other Taxes imposed on or incurred by the Administrative Agent, a Lender, the Issuing Banks or other Recipient to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of Other Taxes.
(c)    The applicable Borrower shall indemnify the Administrative Agent, each Lender, the Issuing Banks and each other Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender, the Issuing Bank or such Recipient, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17(c)) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority, the Company shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i) and (ii) below of this Section 2.17(e)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the generality of the foregoing, in the event that the Borrower is the Company, each Lender agrees to deliver to the Company and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.04, such assignee or transferee shall deliver to the Company and the Administrative Agent on or before the date such assignee or transferee becomes a party to this Agreement, the following:
(i)        any Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(ii)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed copies of IRS Form W-8ECI;
(C)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code (the “portfolio interest exemption”), (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the

Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(D)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(iii)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.17 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Banks, or have any obligation to pay to any Lender or the Issuing Banks, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Bank, as the case may be. If the Administrative Agent or a Lender determines, in good faith that it has received a refund of any Taxes as to which it has been indemnified by the relevant Borrower or with respect to which the relevant Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, any Issuing Bank or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.
(g)    Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the relevant Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the relevant Loan Party to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document (including any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register) and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(g) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (g).
(h)    If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)    Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars by the Company, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency or by the Dutch Borrower, 2:00 p.m., Local Time, in the city of the Administrative Agent’s Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts paid after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been paid on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to Euro, in Euro) and (ii) to the Administrative Agent (x) at the Administrative Agent’s Office specified in Section 9.01 in the case of any Credit Event with respect to the Company denominated in Dollars, (y) at Administrative Agent’s Office most recently designated for such purposes in a notice to the Borrower and the Lenders, in the case of a Credit Event with respect to the Dutch Borrower denominated in Dollars or (z) in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Office for such currency as notified to the Borrower, except payments to be made directly to the Issuing Banks or Swingline

Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by a Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e)    Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Banks with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Rate in the case of Loans denominated in a Foreign Currency).
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(e) or (f), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and (ii) thereafter, hold any excess amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(g)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such

Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(h)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender is a Declining Lender under Section 2.25, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
SECTION 2.20.    Expansion Option. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate Dollar Equivalent of such increases and all such Incremental Term Loans does not exceed $500,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities

(each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or to participate in such Incremental Term Loans, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company, the Issuing Banks and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders (with all references in such Sections to a Borrowing being deemed to be references to such increase or incurrence of Incremental Term Loans) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company and (B) in the event Incremental Term Loans are being incurred pursuant to this Section 2.20, the Company shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.05 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for different financial or other covenants applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.
SECTION 2.21.    Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the Issuing Banks (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the Eurocurrency Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Alternative Currency specified by the relevant Borrower or (ii) a Dollar Equivalent of such currency is not readily calculable, then, the Administrative Agent shall forthwith give notice thereof to each Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the Issuing Banks, and such Credit Events shall not be denominated in such Alternative Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Credit Event request or Interest Election Request, as the case may be, as ABR Loans, unless the applicable Borrower notifies the Administrative Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Alternative Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Credit Event request or Interest Election Request, as the case may be or (b) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Equivalent of the face amount specified in the related request or application for such Letter of Credit requested by the Company, unless the Company notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different Alternative Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the Issuing Banks, the Administrative Agent and the Required Lenders be practicable and in face amount equal to the Dollar Equivalent of the face amount specified in the related request or application for such Letter of Credit, as the case may be.
SECTION 2.22.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non‑appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent by such Borrower hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.
SECTION 2.23.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    so long as no Event of Default has occurred and is continuing, all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) each non-Defaulting Lender’s Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within two (2) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure that has not been reallocated and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;
(iii)    if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted to give effect to such reallocation; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the

Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.23(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Banks have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Banks, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.24.    Designation of Dutch Borrower. The Company may at any time and from time to time designate the Dutch Subsidiary as the Dutch Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be the Dutch Borrower and a party to this Agreement until the Company or the Dutch Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be the Dutch Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to the Dutch Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of the Dutch Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.
SECTION 2.25.    Extension of Maturity Date. (a) The Company may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders and Issuing Banks) at any time prior to the then existing Maturity Date (the “Existing Maturity Date”), request that the Lenders and Issuing Banks extend the Existing Maturity Date in accordance with this Section 2.25. Each Maturity Date Extension Request shall (i) specify the date to which the Maturity Date is sought to be extended, which date shall not be greater than 1 year from the Existing Maturity Date,

(ii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders in respect of that portion of their Commitments (and related Loans) extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to Section 9.02(a) shall become effective prior to the then existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Company, each Lender and Issuing Bank shall have the right (but not the obligation) to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender and Issuing Bank agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender and Issuing Bank not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Company (with a copy to the Administrative Agent) not later than a date (a “Response Date”) reasonably agreed upon by the Company and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower) (it being understood that (x) any Lender and Issuing Bank that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender and (y) any Response Date shall be no earlier than fourteen (14) days after the applicable Maturity Date Extension Request has been delivered to the Lenders and Issuing Banks). For the avoidance of doubt, to the extent a Lender is a Consenting Lender, it shall be a Consenting Lender for all of its then existing Commitment (not a portion thereof). If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Commitments of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.
(b)    Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.19 and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender, or other financial institution approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.
(c)    If a Maturity Date Extension Request has become effective hereunder:
(i)    not later than the fifth (5th) Business Day prior to the Existing Maturity Date, the Borrower shall make prepayments of Loans and shall provide cash collateral in respect of Letters of Credit in the manner set forth in Section 2.11, such that, after giving effect to such prepayments and such provision of cash collateral, the aggregate Revolving Credit Exposures outstanding as of such date will not exceed the aggregate Commitments of the Consenting Lenders extended pursuant to this Section 2.21 (and the Company shall not be permitted thereafter to request any Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the aggregate Revolving Credit Exposures outstanding would exceed the aggregate amount of the Commitments so extended); and
(ii)    on the Existing Maturity Date, the Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Revolving Loans of each Declining Lender, to the extent such Revolving Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder (accordingly, the Commitment of any Consenting Lender shall, to the extent the amount of such Commitment exceeds the amount set forth in the notice delivered by such Lender pursuant to paragraph (a) of this Section, be permanently reduced by the amount of such excess, and the Company shall prepay the proportionate part of the outstanding Revolving Loans of such Consenting Lender, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date), it being understood that such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Commitments.
(d)    Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, (i) the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer and (ii) the Administrative Agent shall have received customary corporate authorization documents to the extent reasonably required by the Administrative Agent.
(e)    Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section 2.25, or any amendment or modification of the terms and conditions of the Commitments and Revolving Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.09(c) or Section 2.18(b) or 2.18(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(a). It is further agreed that the Maturity Date may not be extended more than three (3) times pursuant to this Section 2.25.
(f)    The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section 2.25.
SECTION 2.26.    Liability of Dutch Subsidiary. The Dutch Subsidiary shall not be liable (whether severally or jointly) for the any Loans made to or Borrowings by the Company (including related costs, expenses and interest) or the obligations, liabilities, costs, expenses, covenants, warranties and undertakings of the Company under or pursuant to this Agreement. The Dutch Subsidiary shall solely and exclusively be liable for the due and outstanding Borrowings of and Loans made to the Dutch Borrower (and any related costs, expenses and interest related thereto).
SECTION 2.27.    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to

make payments pursuant to Section 9.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 9.04(c).
ARTICLE III
Representations and Warranties
The Company represents and warrants to the Lenders and the Issuing Banks that:
SECTION 3.01.    Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. Schedule 3.01 hereto (as supplemented from time to time) identifies each Subsidiary, noting whether such Subsidiary is a Material Domestic Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding; provided, that between the Effective Date and the first delivery of a certificate pursuant to Section 5.01(c), Schedule 3.01 hereto shall only identify Subsidiaries of the Company as of March 31, 2015 as specified above. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens other than Permitted Encumbrances. Except as specified on Schedule 3.01, there are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the

Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.
SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2014 reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2015 present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    Since December 31, 2014, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.
SECTION 3.05.    Properties and Intellectual Property. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Each of the Company and its Subsidiaries owns, or has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary for the conduct of its business, and the use thereof by the Company and its Subsidiaries does not knowingly infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters. (a) Except for Disclosed Matters, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. There are no labor controversies pending against or, to the knowledge of any Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.
(b)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07.    Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.    Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by them and has paid or caused to be paid all Taxes required to have been paid by them, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events that have occurred and for which liability is reasonably expected to be incurred by the Company or any of its Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.12.    Federal Reserve Regulations. No part of the proceeds of any Loan or Letter of Credit have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.
SECTION 3.13.    Liens. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.
SECTION 3.14.    No Default. No Default or Event of Default has occurred and is continuing.
SECTION 3.15.    No Burdensome Restrictions. On the date hereof, the Company is not subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.04.
SECTION 3.16.    Insurance. The Company maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.17.    OFAC. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director or officer thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or (iii) located, organized or resident in a Designated Jurisdiction.

SECTION 3.18.    Anti-Corruption Laws. The Company and its Subsidiaries have, to the best of their knowledge, conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
ARTICLE IVConditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions (including, but not limited to the organization, existence and good standing of the Company and Subsidiary Guarantors solely in the jurisdiction of its organization), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and each of the Lenders and as further described in the list of closing documents attached as Exhibit E.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Effective Date) of (i) White & Case LLP, U.S. counsel for the Loan Parties, substantially in the form of Exhibit B-1 and (ii) Peter Millones, General Counsel to the Company substantially in the form of Exhibit B-2. The Company hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and Subsidiary Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 (without giving effect to the first parenthetical set forth in Section 4.02(a)).
(e)    The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreement shall have been terminated and cancelled (along with all of the agreements, documents and instruments delivered in connection therewith) and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans) and any and all commitments and liens thereunder shall have been terminated and released.
(f)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced three (3) Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(g)    The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
(h)    So long as requested at least five (5) Business Days prior to the Effective Date, at least three (3) Business Days prior to such designation, any other instruments and documents reasonably requested by the Administrative Agent and each Lender under applicable “know your customer” or similar rules and regulations, including the Act defined in Section 9.13.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrowers set forth in Article III of this Agreement shall be true and correct (other than Sections 3.04(b) and 3.06(a)) in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03.    Designation of the Dutch Borrower. The designation of the Dutch Borrower pursuant to Section 2.24 is subject to the condition precedent that the Company or the Dutch Subsidiary shall have furnished or caused to be furnished to the Administrative Agent, each Issuing Bank and each Lender:
(a)    Copies, certified by the General Counsel of the Dutch Subsidiary, of resolutions of the Dutch Subsidiary’s (i) board of managing directors, and (ii) general meeting of shareholders and, if required, the positive advice of the Dutch Subsidiary’s work council approving this Agreement and any other Loan Documents to which the Dutch Subsidiary is becoming a party and performing the obligations thereunder and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of the Dutch Subsidiary;
(b)    An incumbency certificate, executed by the General Counsel of the Dutch Subsidiary, which shall identify by name and title and bear the signature of the officers of the Dutch Subsidiary authorized to request Borrowings hereunder and sign this Agreement and the other Loan Documents to which the Dutch Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;
(c)    Opinions of Dutch counsel to the Dutch Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other customary matters (including, without limitation, the Works Council Act (Wet op de ondernemingsraden)) as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(d)    Any Notes requested by any Lender; and
(e)    Any other instruments and documents reasonably requested by the Administrative Agent and each Lender under applicable “know your customer” or similar rules and regulations, including the Act defined in Section 9.13.
ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders and the Issuing Banks that:
SECTION 5.01.    Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to each Lender:
(a)    within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    within the time periods for delivery of financial statements set forth in clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that has not been previously disclosed in public filings, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) if any Lease Accounting GAAP Change shall have become effective and shall have been applied by the Borrower, and such Lease Accounting GAAP Change affects the comparability of the consolidated financial statements (or any part thereof) for such fiscal year or such fiscal quarter compared to the corresponding consolidated financial statements (or such part thereof) for the prior fiscal year or the corresponding fiscal quarter of such prior fiscal year in any material respect, specifying the effect of such Lease Accounting GAAP Change on the consolidated financial statements for such fiscal year or such fiscal quarter;

(d)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)    promptly after Moody’s or S&P shall have announced a change in any rating established or deemed to have been established for the Index Debt, written notice of such rating change; and
(f)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent, any Issuing Bank or any Lender (acting through the Administrative Agent) may reasonably request.
Documents required to be delivered pursuant to clauses (a) and (b) or (f) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are delivered to Administrative Agent or (ii) on which such documents are filed for public availability on the U.S. Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System.
Each Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) if reasonably requested by the Administrative Agent, it shall clearly and conspicuously mark the Borrower Materials to be provided to Public Lenders as “PUBLIC” which, at a minimum shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking any Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
SECTION 5.02.    Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the material rights, qualifications, licenses, permits, material privileges, franchises, governmental authorizations and intellectual property rights necessary to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04.    Payment of Tax Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Tax obligations and liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.    Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account as may be required or necessary to permit the preparation of financial statements required to be delivered hereunder in accordance with sound business practices and GAAP. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.
SECTION 5.07.    Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08.    Use of Proceeds. The proceeds of the Loans and Letters of Credit will be used only to finance the working capital needs, and for general corporate purposes (including, without limitation, for the purposes of making acquisitions and refinancing existing indebtedness) of the Company and its Subsidiaries. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.
SECTION 5.09.    Subsidiary Guaranty. Together with delivery of the certificate referred to in Section 5.01(c) for the fiscal quarter in which any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definitions of “Material Domestic Subsidiary” and “Subsidiary Guarantor”, the Company shall provide the Administrative Agent with written notice thereof and shall cause each such Subsidiary which also qualifies as a Subsidiary Guarantor to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other corporate documentation and, if reasonably requested, legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
SECTION 5.10.    Anti-Corruption Laws. The Company will, and will use commercially reasonable efforts to maintain policies and procedures designed to promote and achieve compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
ARTICLE VI
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders and the Issuing Banks that:
SECTION 6.01.    Indebtedness. The Company will not permit any Subsidiary (other than the Dutch Borrower or any Subsidiary Guarantor, in which respect this Section 6.01 is not applicable) to, create, incur, assume or permit to exist any Indebtedness (it being understood and agreed that accrual or payment in kind in respect of Indebtedness shall not constitute an incurrence of additional Indebtedness), except:
(a)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness (“Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness (A) shall not exceed in aggregate principal amount the aggregate principal amount of the Indebtedness being extended, renewed, refinanced, or replaced together with interest accrued thereon and the payment of fees and expenses incurred in connection with such extension, renewal, refinancing or replacement and (B) to the extent such Refinancing Indebtedness extends, renews or replaces Indebtedness subordinated to the Obligations or the Guarantee of any Subsidiary Guarantor, such Refinancing Indebtedness is subordinated to the Obligations or such Guarantee at least to the same extent as the Indebtedness being extended, renewed or replaced;
(b)    Indebtedness to the Company or any Subsidiary;
(c)    Guarantees of Indebtedness or other obligations of the Company or any other Subsidiary;
(d)    Indebtedness incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within two hundred and seventy (270) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $100,000,000 at any time outstanding;
(e)    Indebtedness (i) as an account party in respect of letters of credit or (ii) constituting obligations in respect of or credit support in connection with Swap Agreements or cash management products (including, without limitation, multi-currency cash pooling obligations) in each case, that are owed to the providers of such cash pooling products;
(f)     intraday Indebtedness under customary Euroclear facilities in an aggregate principal amount of up to the Dollar Equivalent of $400,000,000 at any one time outstanding; and
(g)    Indebtedness, at any time outstanding, in an aggregate principal amount not exceeding the greater of (i) $500,000,000 or (ii) 5% of Consolidated Total Assets (determined by reference to the most recent financial statements of the Company delivered pursuant to Section 5.01(a) or 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Section, the most recent financial statements referred to in Section 3.04(a)).
SECTION 6.02.    Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; or any Liens issued to so extend, renew, refinance or replace such Liens (“Refinancing Liens”); provided, however, that such Refinancing Liens (A) shall not exceed in aggregate principal amount the aggregate principal amount of the Liens being extended, renewed, refinanced, or replaced together with interest accrued thereon and the payment of fees and expenses incurred in connection with such extension, renewal, refinancing or replacement, (B) to the extent such Refinancing Liens extend, renew or replace Liens subordinated to the Obligations or the Guarantee of any Subsidiary Guarantor, such Refinancing Liens are subordinated to the Obligations or such Guarantee at least to the same extent as the Liens being extended, renewed or replaced, and (C) shall not include (1) Liens of a Subsidiary that is not a Subsidiary Guarantor that refinances Liens of the Company or (2) Liens of a Subsidiary that is not a Subsidiary Guarantor that refinances Liens of a Subsidiary Guarantor;
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens on assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) with respect to any Foreign Subsidiary (other than the Dutch Borrower), such security interests secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within two hundred and seventy (270) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(e)    Liens on assets of the Subsidiaries that are not Loan Parties not otherwise permitted above so long as the aggregate principal amount of the Indebtedness subject to such Liens is permitted by Section 6.01(e) through (g);
(f)    (x) licenses, sublicenses, leases or subleases granted by the Company or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Company or any of its Subsidiaries and (y) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by this Agreement to which the Company or any of its Subsidiaries is a party;
(g)    Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;
(h)    statutory and common law landlords’ liens under leases to which the Company or any of its Subsidiaries is a party; and
(i)    additional Liens on assets of the Company or any of its Subsidiaries not otherwise permitted by this Section 6.02 so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed, with respect to Liens on assets of any Loan Party, the greater of (i) $500,000,000 or (ii) 5% of Consolidated Total Assets (determined by reference to the most recent financial statements of the Company delivered pursuant to Section 5.01(a) or 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Section, the most recent financial statements referred to in Section 3.04(a)).
SECTION 6.03.    Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of all or substantially all of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except:
(i)    any Person may merge into the Company in a transaction in which the Company is the surviving corporation;
(ii)    any Subsidiary may merge into a Loan Party (or another entity that becomes a Loan Party) in a transaction in which the surviving entity is a Loan Party (provided that any such merger involving the Company must result in the Company as the surviving entity) and any Subsidiary which is not a Loan Party may merge into another Subsidiary which is not a Loan Party (or an entity which will become a Subsidiary);

(iii)    any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Loan Party;
(iv)    the Company or any Subsidiary may merge or consolidate with any Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of all or substantially all of its Subsidiaries, to any Subsidiary; provided that (1) such transaction or series of transactions are in connection with an internal reorganization of the Company or its Subsidiaries for tax or other internal structuring purposes, (2) in the case of any such transaction or series of transactions involving the Company, the surviving entity or acquirer (in the case of an asset sale) (A) agrees to assume, and has expressly assumed all of the Loans and all of the Company’s other representations, covenants, conditions and other obligations pursuant to this Agreement and the other Loan Documents in an agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by the surviving entity, (B) shall be a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Company shall have procured for the Administrative Agent, each Issuing Bank and each Lender an opinion in form and substance reasonably satisfactory to the Administrative Agent and from counsel reasonably satisfactory to the Administrative Agent in respect of such Person and such agreement and covering the matters covered in the opinions delivered pursuant to Section 4.01 on the Effective Date and such other matters as the Administrative Agent may reasonably request and (C) directly or indirectly owns and controls substantially all of the assets and businesses owned and controlled by the Company on the Effective Date (other than assets and businesses that have been sold or disposed in compliance with this Agreement), (3) in the case of any such transaction or series of transactions involving a Loan Party, the surviving entity is a Loan Party, (4) immediately after giving effect to such transaction or series of transactions, any credit ratings from Moody’s and S&P applicable to the surviving entity and its Index Debt shall be no lower than any credit ratings from Moody’s and S&P applicable to the Company and its Index Debt as in effect immediately prior to giving effect to such transaction or series of transactions and (5) immediately before and after giving effect (including pro forma effect) to any such transaction or series of transactions, no Default would exist; and
(v)    any Subsidiary may liquidate or dissolve if (A) the Company reasonably determines in good faith that such liquidation or dissolution is in the corporate interests of the Company and (B) the proceeds of such dissolution are transferred to the Company or a Subsidiary.
(b)    The Company will not, nor will it permit the Dutch Borrower to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto (it being understood that any travel related or on-line business shall be considered to be such a same or similar line of business).
(c)    The Company will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date.
SECTION 6.04.    Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to customary restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment or subletting thereof, (v) the foregoing shall not apply to customary provisions restricting assignment of any licensing agreement (in which the Company or any of its Subsidiaries is the licensee) or other contract entered into by the Company or any of its Subsidiaries in the ordinary course of business, (vi) the foregoing shall not apply to restrictions on the transfer of any asset pending the close of the sale of such asset, and (vii) the foregoing shall not apply to restrictions on the transfer of any asset subject to a Lien permitted by Section 6.02(b).
SECTION 6.05.    Financial Covenants.
(a)    Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after June 30, 2015, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 4.00 to 1.00.
(b)    Minimum Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters ending on and after June 30, 2015, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense paid or payable in cash, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00.
SECTION 6.06.    Sanctions. Other than activities or transactions eligible for exemptions or authorizations issued by relevant sanctions authorities, the Company will not directly, or, to the knowledge of the Company, indirectly use, or make available, the proceeds of any Credit Extension to fund any activities of or business with any individual or entity or in any Designated Jurisdiction, that, at the time of such funding is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transactions, whether as Lender, Arranger, Administrative Agent, Issuing Bank, Swingline Lender or otherwise) of Sanctions.
SECTION 6.07.    Anti-Corruption Laws. The Company will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Borrower’s existence), 5.08 or 5.09 or in Article VI;
(e)    any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);
(f)    the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) the exercise by any holder of Indebtedness (to the extent convertible into Equity Interests in the Company) of its rights of conversion at any time pursuant to the terms of such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $300,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and for which liability is reasonably expected to be incurred by the Company or any Subsidiary, could reasonably be expected to result in a Material Adverse Effect;
(m)    the Company shall fail to comply with Section 2.25(c);
(n)    a Change in Control shall occur; or
(o)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or the Company or any Subsidiary shall so assert in writing;
then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, with consent of the Required Lenders, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.
ARTICLE VIII
The Administrative Agent
SECTION 8.01.    Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 and Article VII) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Company, a Lender or the Issuing Banks.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Banks, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Banks unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Banks prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.06.    Resignation of Administrative Agent.
(a)    Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, so long as no Event of Default has occurred and is continuing, the written consent of the Company (not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor

Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with, so long as no Event of Default has occurred and is continuing, the written consent of the Company (not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Banks directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. If any Issuing Bank party hereto resigns as an Issuing Bank, such Person shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.05(a). Upon the appointment by the Company of a successor Issuing Bank or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Banks or Swingline Lender, as applicable, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
SECTION 8.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 8.08.    No Other Duties, Etc.. None of the Lenders, if any, identified in this Agreement as a Joint Bookrunner, Joint Lead Arranger, Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any other Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Joint Bookrunners, Joint Lead Arrangers, Syndication Agent or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph. Except with respect to the exercise of setoff rights of any Lender, in accordance with Section 9.08, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Administrative Agent. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
SECTION 8.09.    Guaranty Matters. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 8.09.
ARTICLE IX
Miscellaneous
SECTION 9.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other electronic means (e.g. “pdf” or “tif”) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to the Company, to it at The Priceline Group Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854,
Attention of Daniel J. Finnegan, Chief Financial Officer (Fax No. (203) 299-8915; Telephone No. (203) 299-8086; e-mail: daniel.finnegan@pricelinegroup.com),
Attention Peter J. Millones Esq., Executive Vice President, General Counsel and Corporate Secretary (Fax No. (203) 299-8915; Telephone No. (203) 299-8398; e-mail: Peter.Millones@pricelinegroup.com)

(ii)
if to the Dutch Borrower, to it at Booking.com B.V. Postbus 1639, Rembrandtplein 29-45, Amsterdam, 1017CT, Netherlands, Attention of Olivier Bisserier, Chief Financial Officer (Fax No. +312077133323; Telephone No. +312077153040; e-mail olivier.bisserier@booking.com)

with a copy to Franco Motta, Director of Treasury, Telephone No. +31207133596; e-mail franco.motta@booking.com and
Peter J. Millones Esq., Executive Vice President, General Counsel and Corporate Secretary (Fax No. (203) 299-8915; Telephone No. (203) 299-8398; e-mail: Peter.Millones@pricelinegroup.com)

(iii)
if to the Administrative Agent, (A) in the case of Borrowings, to Bank of America, Mailcode: TX1-492-14-11, 901 Main Street, Dallas, Texas 75202, Phone: (972) 338-3765, Fax: (214) 290-9439, Email: Jacqueline.r.jones@baml.com and (B) in all instances (including for Borrowings), Bank of America – Gateway Village, Mail Code: NC1-026-06-03, 900 West Trade Street, Charlotte, NC 28255-0001, Attention: Darleen R Parmelee, Phone: (980) 388-5001, Fax: (704) 409.0645, Email: darleen.r.parmelee@baml.com;

(iv)	if to an Issuing Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire;

(v)	if to the Swingline Lender, to it at 901 Main Street, Mailcode: TX1-492-14-14, Dallas, Texas 75202, Phone (972) 338-3765, Fax (214) 290-9439, Email: Jacqueline.r.jones@baml.com; and

(vi)	if to any other Lender, to it at its address, facsimile number or other electronic means as set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile or other electronic means (e.g. “pdf” or “tif”) shall be deemed to have been given when sent (except that, if not received prior to 5 PM on a Business Day at the location where received, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Banks pursuant to Article II if such Lender or the Issuing Banks, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Lenders, the Swingline Lender, the Issuing Banks or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received when sent unless the sender receives a notice of delivery failure, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Banks or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Issuing Banks and the Swingline Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Banks and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
SECTION 9.02.    Waivers; Amendments.
(a)    Except as provided in Section 2.25 with respect to the extension of the Maturity Date or in Section 2.20 with respect to an Incremental Term Loan Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (and acknowledged by the Administrative Agent) or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than the waiver of default interest), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (vi) waive any conditions precedent set forth in Section 4.02 for the initial Credit Extension hereunder or (vii) release the Company or all or substantially all of the Subsidiary Guarantors from their obligations under Article X or the Subsidiary Guaranty, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be.
(b)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(c)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company, the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(d)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver.
(a)    The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to the Administrative Agent, the Lenders, Syndication Agent, Joint Bookrunners, Joint Lead Arrangers and Co-Documentation Agents, taken as a whole and, if reasonably necessary, one local counsel in any relevant material jurisdiction to Administrative Agent, the Lenders, Syndication Agent, Joint Bookrunners, Joint Lead Arrangers and Co-Documentation Agents, taken as a whole), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any one primary counsel, and one additional local counsel in each relevant material jurisdiction and one additional counsel in light of actual or potential conflicts of interest or the availability of different claims of defenses, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Company shall indemnify the Administrative Agent, each Joint Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but limited to one counsel to all such Indemnitees taken as a whole (and such additional counsel as may be necessary in light of actual or potential conflicts of interest or the availability of different claims or defenses)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental

Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to the Administrative Agent, the Lenders, the Issuing Banks, Syndication Agent, Joint Bookrunners, Joint Lead Arrangers and Co-Documentation Agents, taken as a whole and, if reasonably necessary, one local counsel in any relevant material jurisdiction and additional counsel in light of actual or potential conflicts of interest or the availability of different claims of defenses to Administrative Agent, the Lenders, the Issuing Banks, Syndication Agent, Joint Bookrunners, Joint Lead Arrangers and Co-Documentation Agents, taken as a whole); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the willful misconduct, fraud or gross negligence of such Indemnitee, its controlled affiliates, its subsidiaries, or any of their respective officers, directors, employees, agents and controlling persons, (B) any material breach of the express obligations of such Indemnitee or any of its affiliates or Related Parties hereunder pursuant to a claim initiated by any Borrower or (C) any dispute solely among Indemnitees (not arising as a result of any act or omission by the Company or any of its Subsidiaries or Affiliates) other than claims against any Credit Party in its capacity as, or in fulfilling its role as, the Administrative Agent, a Joint Lead Arranger, an Issuing Bank or the Swingline Lender or any similar role under this Agreement.
(c)    To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Banks or the Swingline Lender under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Banks or the Swingline Lender in its capacity as such.
(d)    To the extent permitted by applicable law, no party hereto shall assert or make any claim (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall limit Company’s indemnification obligations set forth above.
(e)    All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
(f)    Notwithstanding anything to the contrary contained herein, nothing in this Section 9.03 shall apply to Taxes.

SECTION 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) other than as provided in Section 6.03(a)(iv), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default described in clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, any other assignee;
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the Issuing Banks.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders (except in connection with assignments made pursuant to Section 2.19, in which case the Company shall pay such fee);
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)    other than assignments to an existing Lender, assignments to Lenders that will acquire a position of the Obligations of the Dutch Borrower shall be at least €50,000 (or its equivalent in another currency) or any other amount that will from time to time be applicable under Section 3(2) under a and/or b of the Dutch Decree on Definitions Wft (Besluit definitiebepalingen Wft), or, if it is less, such new Lender (as the case may be) shall confirm in writing to the Dutch Borrower that it is a professional market party within the meaning of the FSA; and
(F)    no assignment shall be made to (x) the Company or any of the Company’s Subsidiaries or Affiliates or (y) a natural person.
(iii)    Subject to acceptance and recording thereof in the Register pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the applicable Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements (and any stated interest thereon) owing to, each Lender pursuant to the terms hereof from time to time

(the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(e) or (f), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17 (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of such participation to such Participant is made with the applicable Borrower’s prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding anything herein to the contrary, no such assignment shall be made (A) to the Company or any of the Company’s Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(f)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Banks, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Banks or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Banks or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the Obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Banks or their respective Affiliates, irrespective of whether or not such Lender, Issuing Banks or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Banks different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Banks and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Banks or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY PARTY HERETO OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANKS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Notwithstanding the provisions of Section 9.01, the Dutch Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City, provided that copies of the notices, summons or other services to the Dutch Borrower shall be simultaneously sent to the Dutch Borrower in accordance with Section 9.01. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by the Dutch Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by the Dutch Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and the Dutch Borrower shall have been terminated as a Borrower hereunder. The Dutch Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) the Dutch Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which the Dutch Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company) and copies of the notices, summons or other services shall be simultaneously sent to the Dutch Borrower in accordance with Section 9.01. The Dutch Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the Dutch Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Dutch Borrower. To the extent the Dutch Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), the Dutch Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Lenders and each Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Affiliates or Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in the case of a subpoena or similar legal process, such disclosing party agrees to inform the Company promptly thereof to such disclosure to the extent not prohibited by law, rule or regulation so that the Company may seek, at its own expenses, an appropriate protective order or other remedy and the disclosing party shall cooperate with the Company, at the Company’s sole cost and expenses to obtain such protective order), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Affiliates or Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Banks or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Banks on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the Issuing Banks (a) acknowledges that the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) represents and warrants that it has developed compliance procedures regarding the use of material non-public information and (c) covenants and agrees that it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities Laws.
SECTION 9.13.    USA PATRIOT Act. Each Lender and each Issuing Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a reasonable request by the Administrative Agent, any Issuing Bank or any Lender, provide all documentation and other information that the Administrative Agent, such Issuing Bank or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
SECTION 9.14.    Releases of Subsidiary Guarantors.

(a)    A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty (x) upon notice to the Administrative Agent by the Borrower that it no longer qualifies as a Material Domestic Subsidiary or (y) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)    Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Material Domestic Subsidiary.
(c)    At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Obligations expressly stated to survive such payment and termination) shall have been paid in full, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
SECTION 9.15.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and its Affiliates, and no Lender has any obligation to disclose any of such interests to any Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17.    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Banks or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Banks or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender or Issuing Bank from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 9.18.    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 9.19.    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND

MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
ARTICLE X
Company Guaranty
In order to induce the Lenders to extend credit to the Dutch Borrower hereunder, but subject to the last sentence of this Article X, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of the Dutch Borrower. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.
The Company waives, to the extent permitted by applicable law, presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Banks or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (f) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.
The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Banks or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Banks or any Lender in favor of any Borrower or any other Person.
The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.
The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Banks or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.
This guaranty is a continuing guaranty and shall remain in effect until all of the Obligations of the Dutch Borrower shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. The Company hereby irrevocably waives any right to revoke this guaranty as to future transactions giving rise to any Obligations.
In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Banks or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of the Dutch Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Banks or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Banks or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.
Upon payment by the Company of any sums as provided above, all rights of the Company against the Dutch Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by the Company to the Administrative Agent, the Issuing Banks and the Lenders.
Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.
[Signature Pages Follow]

Exhibit 99.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE PRICELINE GROUP, INC., as the Company

By /s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Signature Page to Credit Agreement
[The Priceline Group Inc.]

BANK OF AMERICA, N.A., individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By /s/ Prayes Majmudar
Name: Prayes Majmudar
Title: Director

JPMORGAN CHASE BANK, N.A. individually as a Lender, as Syndication Agent and as an Issuing Bank

By /s/ Justin Kelley
Name: Justin Kelley
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as an Issuing Bank

By /s/ Albert M. Schenck
Name: Albert M. Schenck
Title: Vice President

CITIBANK, N.A., individually as a Lender and as an Issuing Bank

By /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

Signature Page to Credit Agreement
[The Priceline Group Inc.]

Deutsche Bank AG New York Branch, individually as a Lender an as an Issuing Bank

By /s/Virginia Cosenza______________________
Name: Virginia Cosenza
Title: Vice President
By /s/ Ming K. Chu___________________
Name: Ming K. Chu
Title: Vice President

BNP Paribas, individually as a Lender and as an Issuing Bank

By /s/ Nicolas Rabier_____________________
Name: Nicolas Rabier
Title: Managing Director

By /s/ Nicole Rodriguez ___________________
Name: Nicole Rodriguez
Title: Director

BNP PARIBAS SECURITIES CORP.

By /s/ Nicolas Rabier_____________________
Name: Nicolas Rabier
Title: Managing Director

By /s/ Nicole Rodriguez ___________________
Name: Nicole Rodriguez
Title: Director

Signature Page to Credit Agreement
[The Priceline Group Inc.]

U.S. Bank National Association, individually as a Lender and as an Issuing Bank

By /s/ Brian Seipke_______________________
Name: Brian Seipke
Title: Vice President

Morgan Stanley Bank, N.A., individually as a Lender

By /s/ Michael King_______________________
Name: Michael King
Title: Authorized Signatory

Goldman Sachs Bank USA, individually as a Lender

By /s/ Rebecca Kratz______________________
Name: Rebecca Kratz
Title: Authorized Signatory

TD Bank, N.A., individually as a Lender

By /s/ Mark Hogan______________________
Name: Mark Hogan
Title: Senior Vice President

Barclays Bank PLC, individually as a Lender

By /s/ Arti Sugunan______________________
Name: Arti Sugunan
Title: Assistant Vice President Executed in London, UK

Suntrust Bank, individually as a Lender

By /s/ Min Park______________________
Name: Min Park
Title: Vice President

Signature Page to Credit Agreement
[The Priceline Group Inc.]

HSBC Bank USA, National Association, individually as a Lender

By /s/ Varun Gupta ______________________
Name: Varun Gupta
Title: V.P.

Standard Chartered Bank, New York, individually as a Lender

By /s/ Felipe Macia______________________
Name: Felipe Macia A2789
Title: Managing Director Syndications, Americas

By /s/ Hsing H. Huang____________________
Name: Hsing H. Huang
Title: Associate Director Standard Chartered Bank NY

Signature Page to Credit Agreement
[The Priceline Group Inc.]